UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2012

AMERICAN INTERNATIONAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6004 Tealside Court, Lithia, Florida 33547	33547
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(831) 260-2866

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On April 20, 2012, American International Ventures, Inc. (the “Company”) entered into a Purchase and Installment Payment Agreement (the “Agreement”) with DAAL, LLC, a Nevada limited liability company.  Pursuant to the Agreement, the Company acquired (1) a license to conduct further investigation, and (2) an exclusive right to purchase two patented lode mining claims and a group of unpatented mining claims from DAAL.  The Company’s right to conduct further investigation begins April 25, 2012 and ends August 24, 2012 and is very broad, allowing testing, improvements, drilling and sampling. During that time period the Company will be making installment payments on the purchase itself which is scheduled to close on August 25, 2012.

The Company paid DAAL $27,500 upon execution of the Agreement and agreed to make additional monthly payment of $27,500 for the nine subsequent months towards the total cash purchase price of  $275,000.  In addition to the $275,000, at closing, the Company shall also issue 250,000 shares of restricted common stock to DAAL.

Other than the Agreement, there is no material relationship between the Company or its affiliates and DAAL.

Item 7.01 Regulation FD Disclosure.

On April 25, 2012, the Company issued the attached press release reporting the transaction described in Item 1.01 herein.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Press Release issued by American International Ventures, Inc.

dated: April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Jack Wagenti

April 25, 2012
Jack Wagenti, Chairman